Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$705,280
Unrealized Gain (Loss) on Market Value of Futures	528,080
Dividend Income	340
Interest Income	467
ETF Transaction Fees	1,050
Total Income (Loss)	$1,235,217

Expenses
Investment Advisory Fee	$26,574
Brokerage Commissions	3,048
Non-interested Directors' Fees and Expenses	391
Prepaid Insurance Expense	139
Other Expenses	9,898
Total Expenses	40,050
Expense Waiver	(4,553)
Net Expenses	$35,497
Net Income (Loss)	$1,199,720

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/12	$37,268,388
Additions (200,000 Units)	15,566,102
Withdrawals (100,000 Units)	(7,684,917)
Net Income (Loss)	1,199,720

Net Asset Value End of Month	$46,349,293
Net Asset Value Per Unit (600,000 Units)	$77.25

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502